Exhibit 99.B(d)(2)

SCHEDULE A
TO THE
INVESTMENT ADVISORY AGREEMENT

BETWEEN

ADVISER MANAGED TRUST
AND
SEI INVESTMENTS MANAGEMENT CORPORATION
AS OF DECEMBER 10, 2010, AS AMENDED OCTOBER 1, 2014, SEPTEMBER 25, 2020 AND MARCH 25, 2022

Tactical Offensive Equity Fund

Tactical Offensive Core Fixed Income Fund

Diversified Equity Fund

Core Fixed Income Fund

Enhanced Fixed Income Fund

ADVISER MANAGED TRUST		SEI INVESTMENTS MANAGEMENT CORPORATION

By:	/s/ Stephen MacRae	By:	/s/ James Smigiel

Name:	Stephen MacRae	Name:	James Smigiel

Position:	Vice President	Position:	Chief Investment Officer

SCHEDULE B
TO THE
INVESTMENT ADVISORY AGREEMENT

BETWEEN

ADVISER MANAGED TRUST
AND
SEI INVESTMENTS MANAGEMENT CORPORATION
AS OF DECEMBER 10, 2010, AS AMENDED OCTOBER 1, 2014, SEPTEMBER 25, 2020 AND MARCH 25, 2022

Tactical Offensive Equity Fund	0.20%
Tactical Offensive Core Fixed Income Fund	0.15%
Diversified Equity Fund	0.20%
Core Fixed Income Fund	0.15%
Enhanced Fixed Income Fund	0.30%

ADVISER MANAGED TRUST		SEI INVESTMENTS MANAGEMENT CORPORATION

By:	/s/ Stephen MacRae	By:	/s/ James Smigiel

Name:	Stephen MacRae	Name:	James Smigiel

Title:	Vice President	Title:	Chief Investment Officer